Exhibit 10.85

AMENDMENT NUMBER ONE TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER ONE TO SECURITIES PURCHASE AGREEMENT, dated as of March 30, 2011 (this “Amendment”), is entered into by and between OmniComm Systems, Inc., a Delaware corporation with headquarters located at 2101 W. Commercial Blvd., Suite 3500, Ft. Lauderdale, FL 33309 (the “Company”), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer (each, an “Other Buyer”) under such agreement and the Transaction Agreements, as originally defined in the Securities Purchase Agreement dated September 30, 2009).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer did execute and mutually deliver a Securities Purchase Agreement and Security Interest Agreement (the “Security Interest Agreement”) on September 30, 2009 (the “Purchase Agreement”); and

WHEREAS, the Buyer wishes to extend the maturity date of monies lent to the Company, subject to and upon the terms and conditions of the Purchase Agreement and acceptance of this Addendum by the Company, the Purchase Price (as defined in the Purchase Agreement), the repayment of which was represented by 12% Secured Convertible Debentures Series 09 of the Company (the “Debenture” or “Convertible Debenture” and collectively with all Other Buyers the “Debentures” or “Convertible Debentures”), which Convertible Debentures are convertible into shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (“Warrants”) (as defined in the Purchase Agreement) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The Buyer hereby agrees to:

1.	Extend the Maturity Date (“Maturity Date”) as defined in the Purchase Agreement to April 1, 2013.

The Company hereby agrees to extend the expiration date on the Warrants to September 30, 2015. Other than as expressly detailed in this Addendum, all other rights, responsibilities and obligations of Buyer and the Company as provided in the Purchase Agreement, Security Interest Agreement, Warrant and Debenture or Convertible Debenture dated September 30, 2009 will prevail and supersede the terms and conditions of this Addendum.

[ADDENDUM NUMBER ONE TO SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Addendum to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE:     $1,100,000

BUYER:

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL 33309

Address

Cornelis F. Wit

Printed Name of Buyer

By: /s/ Cornelis F. Wit

(Signature of Authorized Person)

Telecopier No.

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

COMPANY:

OmniComm Systems, Inc.

By: /s/ Ronald T. Linares

Ronald T. Linares, Chief Financial Officer